UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2013

MASIMO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Parker Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 297-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08 Shareholder Director Nominations

On June 24, 2013, the Board of Directors of Masimo Corporation (the “Company”) determined that October 2, 2013 would be the date of the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”) and established August 12, 2013 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

In accordance with Rule 14a-5(f) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s Board of Directors has determined that proposals to be considered for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by the Company at its principal executive offices on or before August 13, 2013. In addition, in order for a stockholder proposal made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) of the Exchange Act, such proposal must be received by the Company at its principal executive offices on or before July 4, 2013. Proposals should be directed to the attention of the Company’s Corporate Secretary at 40 Parker, Irvine, California 92618.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION a Delaware corporation

Date: June 24, 2013		/S/ MARK P. DE RAAD
	By:	Mark P. de Raad
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)